SCHEDULE
                       as last amended February 29, 2016
                                     to the
                         INVESTMENT ADVISORY AGREEMENT
                        dated December 16, 2005 between

                        THE ADVISORS' INNER CIRCLE FUND
                                      and
                           WESTWOOD MANAGEMENT CORP.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows: Portfolio Fee (in basis points)

Westwood LargeCap Value Fund .................   0.70% of the average daily net assets
Westwood Dividend Growth Fund ................   0.75% of the average daily net assets
Westwood SMidCap Plus Fund ...................   0.75% of the average daily net assets
Westwood SMidCap Fund ........................   0.75% of the average daily net assets
Westwood Small Cap Value Fund ................   0.85% of the average daily net assets
Westwood Income Opportunity Fund .............   0.75% of the average daily net assets
Westwood Short Duration High Yield Fund ......   0.75% of the average daily net assets
Westwood Global Equity Fund ..................   0.80% of the average daily net assets
Westwood Global Dividend Fund ................   0.80% of the average daily net assets
Westwood Emerging Markets Fund ...............   0.95% of the average daily net assets
Westwood Emerging Markets Plus Fund ..........   0.95% of the average daily net assets
Westwood MLP and Strategic Energy Fund .......   0.85% of the average daily net assets
Westwood Opportunistic High Yield Fund .......   0.55% of the average daily net assets
Westwood Market Neutral Income Fund ..........   0.85% of the average daily net assets
Westwood Strategic Global Convertibles Fund ..   0.75% of the average daily net assets
Westwood Worldwide Income Opportunity Fund ...   0.75% of the average daily net assets


                                             WESTWOOD MANAGEMENT CORP.

                                             By: /s/ William R. Hardcastle
                                                 -------------------------
                                             Name: William R. Hardcastle
                                             Title: Senior Vice President



                                             THE ADVISORS' INNER CIRCLE FUND

                                             By: /s/ Dianne M. Descoteaux
                                                 ------------------------
                                             Name: Dianne M. Descoteaux
                                             Title: VP & Secretary